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                                                                     Exhibit 4.2


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                         REGISTRATION RIGHTS AGREEMENT


                         Dated as of December 20, 1996

                                 by and among


                                TV FILME, INC.,

                           BEAR, STEARNS & CO. INC.,

                          BT SECURITIES CORPORATION,

                          J.P. MORGAN SECURITIES INC.

                                      and

                        ALEX. BROWN & SONS INCORPORATED






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      This Registration Rights Agreement (this "Agreement") is made and entered into as of December 20, 1996 by and among TV Filme, Inc., a Delaware corporation ("TV Filme"), Bear, Stearns & Co. Inc. ("Bear Stearns"), BT Securities Corporation ("BT Securities"), J.P. Morgan Securities Inc. ("J.P. Morgan") and Alex. Brown & Sons Incorporated ("Alex. Brown"). Bear Stearns, BT Securities, J.P. Morgan and Alex. Brown are hereafter referred to collectively as the "Initial Purchasers".

      Pursuant to the Purchase Agreement, dated December 16, 1996 (the "Purchase Agreement"), by and among TV Filme and the Initial Purchasers, the Initial Purchasers have agreed to purchase $140,000,000 aggregate principal amount of TV Filme's 12 7/8% Senior Notes due 2004 (the "Initial Notes").

      In order to induce the Initial Purchasers to enter into the Purchase Agreement and purchase the Initial Notes, TV Filme has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 3 of the Purchase Agreement.

      The parties hereby agree as follows:

SECTION 1. DEFINITIONS

      As used in this Agreement, the following capitalized terms shall have the following meanings:

      Act: The Securities Act of 1933, as amended.

      Broker-Dealer: Any broker or dealer registered under the Exchange Act.

      Business Day: Any day except a Saturday, Sunday or other day in the City of New York on which banks are authorized to close or a federal holiday, consisting, in each case, of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

      Closing Date: The date of this Agreement.

      Commission: The Securities and Exchange Commission.

      Consummate: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to
Section 3(b) hereof, and (iii) the delivery by TV Filme to the Trustee under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Initial Notes that were validly tendered by Holders thereof pursuant to the Exchange Offer.

      Damages Payment Date: With respect to the Initial Notes, each Interest Payment Date.

      Effectiveness Target Date: As defined in Section 5 hereof.

      Exchange Act: The Securities Exchange Act of 1934, as amended.

      Exchange Notes: TV Filme's 12 7/8% Senior Notes due 2004 to be issued pursuant to the Indenture in the Exchange Offer or pursuant to a Shelf Registration Statement, in each case in exchange for Initial Notes.

      Exchange Offer: The registration by TV Filme under the Act of the Exchange Notes pursuant to the Exchange Offer Registration Statement pursuant to which TV Filme offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such


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Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities validly tendered in such exchange offer by such Holders.

      Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

      Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Initial Notes to (i) certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act in reliance upon the exemption from the registration requirements of the Act provided by Rule 144A under the Act, (ii) certain institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) and (7) under the Act ("Accredited Institutions") in a private placement exempt from the registration requirements under the Act or
(iii) non-U.S. Persons in reliance upon Regulation S under the Act.

      Holders: As defined in Section 2(b) hereof.

      Indenture: The Indenture, dated as of December 20, 1996, between TV Filme and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"), pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

      Initial Notes: As defined in the preamble hereto.

      Initial Purchasers: As defined in the preamble hereto.

      Interest Payment Date: As defined in the Indenture and the Securities.

      Liquidated Damages: As defined in Section 5 hereof.

      NASD: National Association of Securities Dealers, Inc.

      Person: An individual, partnership, corporation, limited liability company, joint venture, association, joint stock company, trust or other organization whether or not a legal entity, or a government or agency or political subdivision thereof.

      Prospectus: The prospectus included in a Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Act), as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

      Purchase Agreement: As defined in the preamble hereto.

      Record Holder: With respect to any Damages Payment Date relating to the Securities, each Person who is a Holder of the Securities on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

      Registration Default: As defined in Section 5 hereof.

      Registration Statement: Any registration statement of TV Filme relating to
(a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

      Securities: The Initial Notes and the Exchange Notes.


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      Shelf Filing Deadline: As defined in Section 4 hereof.

      Shelf Registration: A registration effected by the filing of a Shelf Registration Statement pursuant to Section 4 hereof.

      Shelf Registration Statement: As defined in Section 4 hereof.

      TIA: The Trust Indenture Act of 1939, as amended (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

      Transfer Restricted Securities: Each of the Securities, upon original issuance thereof, until the earliest to occur, with respect to a particular Security, of (a) the date on which such Security is exchanged by a Holder other than a Broker-Dealer in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act, (b) following the exchange by a Broker-Dealer in the Exchange Offer of an Initial Note for an Exchange Note, the date on which the Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Security has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement, (d) the date on which such Security may be distributed to the public pursuant to Rule 144 under the Act or by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (e) the date on which such Security ceases to be outstanding.

      Underwritten Registration or Underwritten Offering: A registration on a Shelf Registration Statement in which securities of TV Filme are sold to an underwriter for re-offering to the public.

SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT

      (a) Transfer Restricted Securities. The Securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

      (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

      (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (so long as the procedures set forth in Section 6(a) below are being or have been complied with), TV Filme shall (i) use its best efforts to cause to be filed with the Commission, as soon as practicable but in no event later than 60 days after the Closing Date, the Exchange Offer Registration Statement, (ii) use its best efforts to cause such Exchange Offer Registration Statement to be declared effective by the Commission at the earliest practicable time, but not later than 120 days after the Closing Date,
(iii) in connection with the foregoing, file (A) all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, except as would subject TV Filme to service of process or general taxation where it is not currently subject, and
(iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on an appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Initial Notes and to permit resales of Securities held by Broker-Dealers as contemplated by Section 3(c) below. If, after such Exchange Offer Registration Statement initially is declared effective by the Commission, the Exchange Offer or the issuance of Exchange Notes thereunder or the sale of Transfer Restricted Securities pursuant thereto as contemplated


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by Section 3(c) below is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such Exchange Offer Registration Statement shall be deemed not to have become effective for purposes of this Agreement during the period that such stop order, injunction or other similar order or requirement shall remain in effect.

      (b) TV Filme shall use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. TV Filme shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Securities shall be included in the Exchange Offer Registration Statement. TV Filme shall use its reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but not later than 30 days after the Exchange Offer Registration Statement has become effective.

      (c) TV Filme shall indicate in a "Plan of Distribution" section contained in the Prospectus included in the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from TV Filme), may exchange such Initial Notes pursuant to the Exchange Offer; provided, however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

      TV Filme shall use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of twelve months from the date on which the Exchange Offer Registration Statement is declared effective or such longer period, if extended pursuant to the provisions of Section 6(d) hereof.

      TV Filme shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such period in order to facilitate such resales.

SECTION 4. SHELF REGISTRATION

      (a) Shelf Registration. If (i) TV Filme is not permitted to file an Exchange Offer Registration Statement or consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) any Holder of Transfer Restricted Securities shall notify TV Filme on or prior to the 20th Business Day following the consummation of the Exchange Offer that (A) such Holder is prohibited by a change in applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Notes to be acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) that such Holder is a Broker-Dealer and holds Initial Notes acquired directly from TV Filme or an affiliate of TV Filme, then TV Filme shall:


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            (x) use its best efforts to cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement"), on or prior to the 60th day after the obligation to file such Shelf Registration Statement arises (and in any event within 120 days after the Closing Date) (the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities, the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

            (y) use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 120th day after the obligation to file such Shelf Registration Statement arises.

TV Filme shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of three years following the Closing Date (or such longer period, if extended pursuant to the provisions of Section 6(d) hereof), or such shorter period ending when either (1) all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Shelf Registration Statement or (2) there cease to be outstanding any Transfer Restricted Securities.

      (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to TV Filme in writing, within 10 Business Days after receipt of a written request therefor, such information specified in Item 507 and Item 508, as applicable, of Regulation S-K under the Act or any other information required by the Act or applicable state securities laws for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to TV Filme all information required to be disclosed in order to make the information previously furnished to TV Filme by such Holder not materially misleading. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information.

SECTION 5. LIQUIDATED DAMAGES

      If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), (iii) TV Filme fails to commence, accept tenders and, in the case of accepted tenders, issue Exchange Notes, under the Exchange Offer within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), TV Filme hereby agrees to pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Restricted Securities on each Interest Payment Date following the occurrence of a Registration Default. Liquidated Damages shall accrue from and after the date of each Registration Default, and continuing thereafter until such Registration Default has been cured or waived, in an amount equal to $.05 per week per $1,000 principal amount of the Transfer Restricted Securities during the first 90-day period immediately following the occurrence of the first such Registration Default, which amount shall increase by an additional $.05 per week per $1,000 principal amount of the Transfer Restricted Securities during each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.20 per week per $1,000 principal amount of the


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Transfer Restricted Securities. TV Filme shall notify the Trustee within one
Business Day after (i) each and every Registration Default and (ii) the date such Registration Default has been so cured. All accrued Liquidated Damages shall be paid to Record Holders by TV Filme in New York, New York by wire transfer of immediately available funds or by federal funds check on each Interest Payment Date following the occurrence of a Registration Default as provided in the Indenture. Following the cure or waiver of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease.

      All obligations of TV Filme set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

      (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, TV Filme shall comply with all of the provisions of Section 6(c) below, shall use its best efforts to effect such Exchange Offer to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

            (i) If in the reasonable opinion of counsel to TV Filme there is a question as to whether the Exchange Offer is permitted by applicable law, TV Filme hereby agrees to seek a no-action letter or other favorable decision from the Commission, including oral advice from the staff of the Commission, allowing TV Filme to Consummate an Exchange Offer for such Initial Notes. TV Filme hereby agrees to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. In connection with the foregoing, TV Filme hereby agrees, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to TV Filme setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution of such submission (which need not be favorable) by the Commission staff.

            (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of TV Filme, prior to the Consummation thereof, a written representation to TV Filme (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of TV Filme, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. Each Holder hereby acknowledges and agrees that any Broker-Dealer who acquired Initial Notes directly from TV Filme or any affiliate of TV Filme and any such Holder intending to use the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling, dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K or any other information required by the Act or applicable state securities laws if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holders directly from TV Filme.

            (iii) Prior to effectiveness of the Exchange Offer Registration Statement, TV Filme shall provide a supplemental letter to the Commission
      (A) stating that TV Filme is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988),


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      Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that TV Filme has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of TV Filme's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer.

      (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, TV Filme shall comply with all the provisions of Section 6(c) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto TV Filme will as expeditiously as practicable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

      (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Securities by Broker-Dealers), TV Filme shall:

            (i) prepare and file with the Commission such Registration Statement and use its best efforts to cause such Registration Statement to become effective and keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in
      Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, TV Filme shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such material misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as reasonably practicable thereafter;

            (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the applicable period set forth in Section 3 or 4 of the Agreement, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been exchanged or sold or until such Transfer Restricted Securities no longer constitute Transfer Restricted Securities or are no longer outstanding; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act (or any similar provisions then in force), and to comply fully with the applicable provisions of Rules 424 and 430A under the Act (or any similar provisions then in force) in a timely manner; and comply with the provisions of the Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

            (iii) promptly advise the underwriter(s), if any, and selling Holders and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes or (D) of the existence of any fact or the


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      happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made). If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, TV Filme shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

            (iv) furnish to the Initial Purchasers, each selling Holder named in any Registration Statement or Prospectus and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus if requested by such Person, which documents will be subject to the review of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and TV Filme will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus if requested by such Person to which a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

            (v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, if requested by any selling Holder or the underwriter(s), if any, within five Business Days after receipt of notification thereof from TV Filme, provide copies of such document to the selling Holders and to the underwriter(s), if any, make TV Filme's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

            (vi) make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any underwriter, all financial and other records, pertinent corporate documents and properties of TV Filme and cause TV Filme' officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

            (vii) if requested by any selling Holders or any underwriter in connection with such sale, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and such underwriter, if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after TV Filme is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

            (viii) use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

            (ix) furnish to each selling Holder and each underwriter, if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits thereto, if so requested by such Person;

            (x) deliver to each selling Holder and each of the underwriter(s) in connection with such sale, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; TV Filme hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

            (xi) in the case of the Shelf Registration Statement, enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to such Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably acceptable to TV Filme and reasonably requested by the Initial Purchasers or by any Holder of Transfer Restricted Securities or any underwriter in connection with any sale or resale pursuant to such Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, TV Filme shall:

                  (A) furnish to each selling Holder and each underwriter, if applicable, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement or, in the case of an Underwritten Registration, on the closing date of any underwriting (and, in the case of clause (3) below, on the date of execution of the underwriting agreement):

                        (1) certificates, dated the delivery date thereof,
                  signed by the president, chief operating officer and principal financial officer of TV Filme, confirming, as the date thereof, the matters set forth in paragraphs (a), (b), (c) and
                  (d) of Section 8 of the Purchase Agreement and such other matters as such parties may reasonably request;

                        (2) opinions, dated the delivery date thereof, of
                  counsel for TV Filme, covering such matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers, directors and representatives of TV Filme and its independent auditors at which the contents of the Shelf Registration Statement, the related Prospectus and related matters were discussed, although such counsel has not independently verified the accuracy or completeness of statements in the Shelf Registration Statement and the related Prospectus; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of TV Filme and without independent check or verification), nothing came to such counsel's attention in the course of rendering such services that caused such counsel to believe that the Shelf Registration Statement, at the time the Shelf Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in the Shelf Registration Statement as of its date and, in the case of the opinion dated the closing date of any underwriting, as of such closing date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel makes no comment with respect to, assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements and supporting notes and schedules and other financial and statistical data contained in the Shelf Registration Statement or the related Prospectus; and

                        (3) a customary comfort letter or letters, dated the
                  delivery date or dates thereof, from TV Filme's independent auditors, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings;

                  (B) set forth in full or incorporate by reference in the
            underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section;

                  (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by TV Filme pursuant to this clause (xi), if any; and

      if at any time the representations and warranties of TV Filme contemplated in clause (A)(1) above cease to be true and correct, TV Filme shall so advise the underwriter(s), if any, and each Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

            (xii) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable (including, without limitation, the imposition of such restrictions on offers or sales of the Securities as are referred to in paragraph 3(b) of this Agreement) to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that TV Filme shall not be required to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction where it is not now so subject or to subject itself to general taxation in any such jurisdiction;

            (xiii) upon the request of any Holder of Initial Notes covered by the Shelf Registration Statement, TV Filme shall issue Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Initial Notes surrendered to TV Filme by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Notes, as the case may be; in return, the Initial Notes held by such Holder shall be surrendered to TV Filme for cancellation;

            (xiv) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations (which denominations shall be in a minimum of $1,000 and integral multiples thereof) and such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to such sale of Transfer Restricted Securities made by such underwriter(s);

            (xv) use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities;

            (xvi) if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (xvii) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement covering such Transfer Restricted Securities and provide the Trustee with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

            (xviii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

            (xix) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to Holders, as soon as reasonably practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) covering a twelve-month period beginning after the effective date of the applicable Registration Statement;

            (xx) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate, with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

            (xxi) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or
      Section 15 of the Exchange Act.

      (d) Restrictions on Holders. Each Holder agrees by its acquisition of a Transfer Restricted Security that, upon receipt of any notice from TV Filme of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 6(c)(xvi) hereof, or until it is advised in writing (the "Advice") by TV Filme that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by TV Filme, each Holder will deliver to TV Filme (at TV Filme's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event TV Filme shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

SECTION 7. REGISTRATION EXPENSES

      (a) All expenses incident to TV Filme's performance of or compliance with this Agreement will be borne by TV Filme, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Purchaser or Holder with the NASD (and, if applicable, the reasonable fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses incurred in connection with compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for TV Filme, and in accordance with Section 7(b) below, counsel to the Holders of Transfer Restricted Securities; (v) if applicable, all application and filing fees in connection with listing Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent auditors of TV Filme (including the expenses of any special audit and comfort letters required by or incident to such performance).

      TV Filme will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by TV Filme.

      (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), TV Filme will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one U.S. counsel, which shall be Simpson Thacher & Bartlett (a partnership which includes professional corporations) or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared and one Brazilian counsel, which shall be Barbosa & Mussnich Advogados or such other Brazilian counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

      (a) TV Filme agrees to indemnify and hold harmless each of the Holders, each Person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of each Holder or any controlling Person, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and expenses and all other expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) (collectively, "Losses"), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or related Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that TV Filme will not be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any (i) untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to TV Filme by or on behalf of any Holders expressly for use in the Registration Statement and related Prospectus or in any supplement or amendment thereto or (ii) any untrue statement or alleged untrue statement or omission or alleged omission from any related preliminary prospectus if a copy of the related Prospectus (as then amended or supplemented) was not delivered by or on behalf of any Holder seeking indemnification to the Person asserting the claim or action, if required by law to have been so delivered by such Holder and the untrue statement or alleged omission from such preliminary prospectus was corrected in the related Prospectus. This indemnity will be in addition to any liability which TV Filme may otherwise have, including, under this Agreement.

      (b) Each of the Holders agrees, severally and not jointly, to indemnify and hold harmless TV Filme, each Person, if any, who controls TV Filme within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of TV Filme or any controlling Person, against any and all Losses, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration

Statement or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to TV Filme by or on behalf of such Holder expressly for use therein; provided, however, that in no case shall any Holder be liable or responsible for any amount in excess of the dollar amount of the proceeds received by such Holder upon the sale of the Securities giving rise to such indemnification obligation. This indemnity will be in addition to any liability which any Holder may otherwise have, including under this Agreement.

      (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure, or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action and the indemnifying party has agreed in writing to pay the fees and expenses of such counsel, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded, upon the advice of counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above, shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, which consent may not be unreasonably withheld, settle or compromise or consent to entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action, or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

      (d) In order to provide for contribution in circumstances in which the indemnification provided for in this Section 8 is for any reason held to be unavailable or is insufficient to hold harmless a party indemnified hereunder, TV Filme, on the one hand, and each Holder, on the other hand, shall contribute to the aggregate Losses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of Losses suffered by TV Filme any contribution received by TV Filme from Persons, other than the Holders, who may also be liable for contribution, including Persons who control TV Filme within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) to which TV Filme and such Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by TV Filme, on the one hand, and any such Holder, on the other hand, or, if such allocation is not permitted by applicable law or if indemnification is not available as a result of the indemnifying party not having received notice as provided in this Section 8, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of TV Filme, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by TV Filme, on the one hand, and any Holder, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of the Securities (net of discounts and commissions but before deducting expenses) received by TV Filme and (y) the total proceeds received by such Holder upon its sale of Securities which would otherwise give rise to the indemnification obligation, respectively. The relative fault of TV Filme, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by TV Filme, on the one hand, or the Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. TV Filme and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if all Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) no Holder shall be required to contribute, in the aggregate, any amount in excess of the U.S. dollar amount by which the proceeds received by such Holder with respect to the sale of its Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each Person, if any, who controls a Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of a Holder or any controlling Person shall have the same rights to contribution as such Holder, and each Person, if any, who controls TV Filme within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of TV Filme or any controlling Person shall have the same rights to contribution as TV Filme, subject in each case to clauses (i) and (ii) of this Section 8(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 8, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided, however, that such written consent was not unreasonably withheld.

SECTION 9. RULE 144A

      TV Filme hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 10. UNDERWRITTEN REGISTRATIONS

      No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. SELECTION OF UNDERWRITERS

      The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to TV Filme (it being understood that Bear Stearns, BT Securities, J.P. Morgan and Alex. Brown are reasonably satisfactory); such investment banker or investment bankers and manager or managers are referred to herein as the "underwriters".

SECTION 12. MISCELLANEOUS

      (a) Remedies. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture, in the Purchase Agreement or granted by law, including recovery of Liquidated Damages or other damages, will be entitled to specific performance of its rights under this Agreement. TV Filme agrees that monetary damages (including the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

      (b) No Inconsistent Agreements. TV Filme will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. TV Filme has not previously entered into any agreement granting any registration rights with respect to the Securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of TV Filme's securities under any agreement in effect on the date hereof.

      (c) Adjustments Affecting the Securities. TV Filme will not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

      (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless TV Filme has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Securities are being tendered pursuant to the Exchange Offer or registered pursuant to the Shelf Registration and that does not affect directly or indirectly the rights of other Holders whose Securities are not being tendered pursuant to such Exchange Offer or registered pursuant to the Shelf Registration may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered, as applicable.

      (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

            (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

            (ii) if to TV Filme:

                            TV Filme, Inc.
                            c/o ITSA - Intercontinental Telecomunicacoes Ldta. SCS, Quadra 07-B1. A
                            Ed. Executive Tower
                            Sala 601
                            70.300.911 Brasilia - DF Brazil
                            Phone No.:  011-55-61-314-9908
                            Telecopier No.:  011-55-61-323-5660
                            Attention:  Hermano Studart Lins de Albuquerque

                       With copies to:

                            Kelley Drye & Warren LLP
                            Two Stamford Plaza
                            281 Tresser Boulevard
                            Stamford, CT  06901-3229
                            Phone No.:  203-324-1400
                            Telecopier No.:  203-964-3188
                            Attention:  John T. Capetta, Esq.

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; ten Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the second Business Day, if timely delivered to an air courier guaranteeing two day delivery.

      Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

      (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

      (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (i) Submission to Jurisdiction; Appointment of Agent for Service; Currency Indemnity. (i) To the fullest extent permitted by applicable law, TV Filme irrevocably submits to the jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement (solely in connection with any such suit or proceeding), and irrevocably agree that all claims in respect of such suit or proceeding may be determined in any such court. TV Filme irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. TV Filme hereby irrevocably designates and appoints Corporation Service Company, 375 Hudson Street, New York, New York 10014, U.S.A. (the "Process Agent"), as the authorized agent of TV Filme upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of TV Filme. TV Filme represents to the

Holders that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. TV Filme hereby irrevocably authorizes and directs the Process Agent to accept such service. TV Filme further agrees that service of process upon the Process Agent and written notice of said service to TV Filme mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon TV Filme in any such suit or proceeding. Nothing herein shall affect the right of any Holder or any Person controlling such Holder to serve process in any other manner permitted by law. TV Filme further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as TV Filme has any outstanding obligations under this Agreement, the Securities, the Indenture or the Purchase Agreement. To the extent that TV Filme has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, TV Filme hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law.

      (ii) The obligation of the parties to make payments hereunder is in U.S. dollars (the "Obligation Currency") and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the effective receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder, and the party liable to make such payment agrees to indemnify the party which is to receive such payment (as an additional, separate and independent cause of action) for the amount (if any) by which such effective receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and such obligation to indemnify shall not be affected by judgment being obtained for any other sums due under this Agreement.

      (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

      (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (l) No Piggyback on Registrations. Neither TV Filme nor any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) has any right (other than a right which has been irrevocably waived) to include any securities of TV Filme in any Registration Statement other than Transfer Restricted Securities. TV Filme covenants that it will not enter into any instrument, agreement or understanding which will grant to any person piggyback registration rights which are exercisable with respect to any Registration Statement or otherwise confer a right to include securities in any Registration Statement other than Transfer Restricted Securities.

      (m) Entire Agreement. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by TV Filme with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        TV FILME, INC.



                                By: /s/ Hermano Studart Lins de Albuquerque
                                    ---------------------------------------
                                Name:  Hermano Studart Lins de Albuquerque
                                Title: Chief Executive Officer

BEAR, STEARNS & CO. INC.



By: /s/ Michael L. Yagerman
    -------------------------
Name:  Michael L. Yagerman
Title: Senior Managing Director


BT SECURITIES CORPORATION



By: /s/ David F. Jacobs
    --------------------------
Name:  David F. Jacobs
Title: Associate


J.P. MORGAN SECURITIES INC.



By: /s/ Mark Hall
    -------------------------
Name:  Mark Hall
Title: Vice President


ALEX. BROWN & SONS INCORPORATED



By: /s/ Steven L. Fischer
    --------------------------
Name:   Steven L. Fischer
Title:  Managing Director


WITNESSES:


/s/ Regina L. Hillman
------------------------------
 Name: Regina L. Hillman


/s/ Jaime Mercado
------------------------------
 Name: Jaime Mercado

STATE OF NEW YORK      )
                       :  ss.
COUNTY OF NEW YORK     )


             On this 16th day of December, 1996, before me, a notary public within and for said county, personally appeared Hermano Studart Lins de Albuquerque to me personally known who being duly sworn, did say that she/he is Chief Executive Officer of TV Filme, Inc., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


                                   /s/ Olivia Savell
                                   --------------------------
                                      Notary Public
[NOTARIAL SEAL]

STATE OF NEW YORK      )
                       :  ss.
COUNTY OF NEW YORK     )


             On this 16th day of December, 1996, before me, a notary public within and for said county, personally appeared Michael Yagerman to me personally known who being duly sworn, did say that she/he is Senior Managing Director of Bear, Stearns & Co. Inc., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


                                   /s/ Paul V. Coughlin
                                   ---------------------------------
                                    Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK      )
                       :  ss.
COUNTY OF NEW YORK     )


             On this 16th day of December, 1996, before me, a notary public within and for said county, personally appeared David F. Jacobs to me personally known who being duly sworn, did say that she/he is Associate of BT Securities Corporation, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


                                   /s/ Olivia Savell
                                   ---------------------------

[NOTARIAL SEAL]

STATE OF NEW YORK      )
                       :  ss.
COUNTY OF NEW YORK     )


             On this 16th day of December, 1996, before me, a notary public within and for said county, personally appeared Mark Hall to me personally known who being duly sworn, did say that she/he is Vice President of J.P. Morgan Securities Inc., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


                                   /s/ Olivia Savell
                                   --------------------------
                                    Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK      )
                       :  ss.
COUNTY OF NEW YORK     )


             On this 16th day of December, 1996, before me, a notary public within and for said county, personally appeared Steven K. Fischer to me personally known who being duly sworn, did say that she/he is Managing Director of Alex. Brown & Sons Incorporated, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said corporation.


                                   /s/ Olivia Savell
                                   -------------------------
                                    Notary Public

[NOTARIAL SEAL]